UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

Humacyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54 Durham, NC	27713
(Address of principal executive offices)	(Zip code)

(919) 313-9633

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2026, Humacyte, Inc. (the “Company”) entered into the Third Amendment to Distribution Agreement (the “Amendment”) with Fresenius Medical Care Holdings, Inc. (“Fresenius”), to amend the Distribution Agreement, dated as of June 25, 2018, as amended, between the Company and Fresenius (the “Agreement”). Under the Agreement, Humacyte granted to Fresenius rights to develop and commercialize the Company’s 6 millimeter acellular tissue engineered vessel-tyod (the “Distribution Product”) outside of the U.S. As a result of the Amendment, the Company has the sole right to develop and commercialize, and conduct all regulatory matters relating to, the Distribution Product on a worldwide basis. Additionally, the Company will pay to Fresenius low-single-digit royalties on net sales of the Distribution Product in connection with this reversion of ex-U.S. rights to the Company under the Amendment subject to a two-year royalty free period following launch of the Distribution Product in each applicable country, The Company will continue to pay royalties on net sales of the Distribution Product in the U.S. at rates ranging from mid-single digits to low double digits and Fresenius remains obligated to adopt the Distribution Product as a standard of care in hemodialysis patients for which such use is supported by clinical results and health economic analyses..

The description of the Amendment set forth above is only a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the full and complete terms contained in the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference. The Amendment is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of specific dates, were solely for the benefit of the parties to the Amendment, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 7.01. Regulation FD Disclosure

On April 24, 2026, the Company issued a press release announcing the entry into the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Third Amendment to Distribution Agreement, dated as of April 21, 2026, between Humacyte, Inc. and Fresenius Medical Care Holdings, Inc.

99.1	Press release, dated April 24, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain confidential information contained in this exhibit, market by brackets, has been omitted because the information (i) is not material and (ii) is the type of information the company both customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: April 24, 2026	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer

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